Exhibit 99.11
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Consumer Markets (Valvoline) revenue)

Monthly Sales ($ in millions)*

	2005	2006	2007	2008	2009
January	103.0	113.1	122.8	135.7	128.6
February	105.5	109.1	122.3	127.4	127.3
March	114.9	130.6	137.3	137.5	151.6
April	118.3	116.8	135.2	154.1	144.4
May	118.3	126.8	133.2	130.8	133.9
June	117.8	122.9	139.1	143.0	162.6
July	107.0	116.3	129.1	150.9	145.6
August	116.1	128.3	131.6	147.8	141.8
September	115.7	134.6	123.5	155.1
October	105.8	130.3	141.2	143.9
November	106.0	114.6	129.6	119.5
December	98.7	106.6	109.5	124.1

12 Month Rolling Average ($ in millions)*

	2005	2006	2007	2008	2009
January	109.4	111.4	121.6	130.6	138.5
February	109.8	111.7	122.7	131.0	138.5
March	109.6	113.0	123.3	131.0	139.7
April	109.8	112.9	124.8	132.6	138.9
May	111.0	113.6	125.4	132.4	139.2
June	111.6	114.1	126.7	132.7	140.8
July	110.8	114.8	127.8	134.6	140.4
August	111.5	115.8	128.0	135.9	139.9
September	110.5	117.4	127.1	138.5
October	110.6	119.5	128.0	138.8
November	110.8	120.2	129.3	137.9
December	110.6	120.8	129.5	139.1

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.